EXHIBIT 10.39

AMENDMENT NO. 1

TO

SEALY PROFIT SHARING PLAN

This Amendment No. 1 is executed as of the date set forth below by Sealy Corporation (the “Company”);

WITNESSETH:

WHEREAS, the Company previously established the Sealy, Incorporated Employees’ Thrift Plan (the “Thrift Plan”), effective January 1, 1977; and

WHEREAS, the Company amended and restated the Thrift Plan as the Sealy Profit Sharing Plan (the “Plan”), effective January 1, 1988, in order to provide Participants with the opportunity to make deferred pay contributions pursuant to Section 401(k) of the Internal Revenue Code (the “Code”) and to make certain other desirable changes; and

WHEREAS, the Company has amended and restated the Plan on various occasions to comply with changes in the law and to make certain other necessary and desirable changes; and

WHEREAS, the Company most recently amended and restated the Plan generally effective December 1, 2006; and

WHEREAS, pursuant to Section 16.1 of the Plan, the Company has retained the right to make additional amendments thereto; and

WHEREAS, the Company desires to amend the Plan in order to secure a favorable determination letter from the Internal Revenue Service;

NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the Company hereby amends the Plan, effective as hereinafter provided, as follows:

1.             Effective December 1, 2007, the Plan is hereby amended by the deletion of Plan Section 2.6 in its entirety and the substitution in lieu thereof of a new Section 2.6 to read as follows:

“2.6         Annual Additions.  The words “Annual Additions” shall mean with respect to each Participant the sum of the following amounts in any Limitation Year:

(a)                                  the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant’s deferral election under Section 4.1 hereof) or a Related Company credited to his accounts with respect to such Limitation Year under all defined contribution plans of a Participating Company or any Related Company, which plans meet the requirements of Code Section 401(a);

(b)                                 forfeitures creditable to his accounts under all such defined contribution plans of a Participating Company or any Related Company with respect to such Limitation Year; and

(c)                                  unless the provisions of this subsection cease to be required by the Code, amounts allocated, in Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by a Participating Company or any Related Company and amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by a Participating Company or any Related Company.

Annual Additions do not include rollover or transfer contributions, catch-up contributions, loan repayments, restorative payments, or repayments of amounts described in Code Section 411(a)(7)(B).”

2.             Effective December 1, 2007, the Plan is hereby amended by the deletion of subsection (a) to Plan Section 2.45 in its entirety and the substitution in lieu thereof of a new subsection (a) to read as follows:

“(a)         when used to determine:

(1)                                  whether the amounts allocated to Accounts comply with the limitations on Annual Additions and annual benefits set forth in

Code Section 415, described in Article 21 hereof, and except as further modified in such Article 21;

(2)                                  whether the amounts allocated to Accounts comply with the “amounts testing” requirements of Code Section 401(a)(4); and

(3)                                  the identity of Highly Compensated Employees for purposes of the Plan,

Testing Compensation shall mean any definition of compensation under Code Section 414(s) that may be used as a safe harbor definition of compensation for the foregoing purposes, respectively, including the definition which takes into account all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Affiliate (or, for purposes of paragraph (1) above, any Related Company);”

3.             Effective December 1, 2006, the Plan is hereby amended by the deletion of subsection (f) to Plan Section 17.2 and the substitution in lieu thereof of a new subsection (f) to read as follows:

“(f)          “top-heavy group” shall mean any aggregation group if the sum, as of the determination date, of:

(1)                                the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group; and

(2)                                  the aggregate of the account balances of key employees under all defined contribution plans included in such group;

exceeds sixty (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Code Section 416(g), with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Code Section 416(g) and applicable Treasury regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by:

(A)                              for Plan Years beginning prior to December 1, 2002, the aggregate distributions with respect to such Employee during the five (5) year period ending on the determination date; and

(B)                                for Plan Years beginning on or after December 1, 2002, all distributions made during the one (1) year period ending on the determination date and not taking into account any accrued benefit or account balance of an individual who has not performed services for any Participating Company or Affiliate during the one (1) year period ending on the determination date, except that in the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting a five (5) year period for a one (1) year period; and”

4.             Effective December 1, 2007, the Plan is hereby amended by the deletion of Sections 21.1 — 21.4 in their entireties and the substitution in lieu thereof of new Sections 21.1 — 21.3 to read as follows:

“21.1       Maximum Annual Additions.  Notwithstanding anything contained in this Plan to the contrary, in no event shall a Participant’s Annual Additions and annual amount of retirement benefits in this Plan and any other qualified retirement plan sponsored by the Company or any Related Company for a Limitation Year be greater than the Maximum Permissible Amounts (described below) determined in accordance with Code Section 415, taking into account Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, ERISA Section 2004(d), Section 611 of the Economic Growth and Tax Relief Reconciliation Act of 2001 and the final regulations issued under Code Section 415 on April 5, 2007, the requirements of which are, respectively, incorporated herein by reference.

For informational purposes herein, the “Maximum Permissible Amount” is the lesser of:

(a)                                  $40,000, adjusted for changes in the cost of living as shall be prescribed by the Secretary of Treasury pursuant to Code Section 415(d); or

(b)                                 100% of such Participant’s Testing Compensation.

The 100% of Testing Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419(f)(2)) that is not otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

Prior to determining the Participant’s actual Testing Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount for each Participant on the basis of a reasonable estimate of his Testing Compensation for such Limitation Year, uniformly determined for all similarly situated Participants.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Testing Compensation for the Limitation Year.  In the event a Participant would otherwise be credited with excess Annual Additions, benefits or projected benefits, such excess shall be adjusted in accordance with the provisions set forth in Section 21.2 below.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the dollar limit with respect to the Maximum Permissible Amount to be applied with respect to such short Limitation Year shall not exceed $40,000 (as adjusted), multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

21.2         Reduction of Excess Benefits.  Prior to December 1, 2000, in the event a Participant, who would otherwise be credited with excess Annual Additions, benefits or projected benefits, is also a participant under any other defined contribution plan of a Participating Company or any Related Company and/or any defined benefit pension plan of a Participating Company or any Related Company, adjustment under Code Section 415 shall be made in the following order:

(a)                                  first, the excess of the Participant’s projected employer funded annual benefit under any defined benefit pension plan of a Participating Company or a Related Company over the Participant’s accrued employer funded annual benefit under such plan shall be reduced;

(b)                                 second, employee deferred pay contributions made pursuant to a Participant’s Compensation reduction election under Section 4.1 hereof shall be reduced;

(c)                                  third, profit sharing contributions made pursuant to Section 5.1 hereof shall be reduced;

(d)                                 fourth, employer base contributions made pursuant to Section 5.1 hereof shall be reduced;

(e)                                  fifth, annual additions under any other defined contribution plan of a Participating Company or a Related Company, other than contributions, if any, made by the Participating Company or Related Company at the election of the Participant, in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced;

(f)                                    sixth, the accrued benefit of such Participant under any defined benefit pension plan maintained by a Participating Company or Related Company shall be reduced; and

(g)                                 seventh, contributions, if any, made under any other defined contribution plan of a Participating Company or a Related Company by the Participating Company or Related Company at the election of the Participant in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced.

In lieu of the foregoing, the Plan Administrator and the Participant may agree to an alternative order for reduction of the Participant’s annual benefits and Annual Additions.

Notwithstanding the foregoing, in the event a Participant’s excess annual benefits or projected benefits would only result in a violation under Code Section 415(b), his benefits under a defined benefit pension plan of a Participating Company or a Related Company shall be reduced in the order set forth in subsections (a) and (f) above.  Furthermore, in the event a Participant’s excess Annual Additions would only result in a violation under Code Section 415(c), his Annual Additions shall be reduced under the Company’s defined contribution plans, including the Plan, and any defined benefit pension plan of a Participating Company or a Related Company in the order set forth in subsections (b), (c), (d), (e) and (g) above.

On and after December 1, 2000, in the event a Participant, who would otherwise be credited with excess Annual Additions, is also a participant under any other defined contribution plan of a Participating Company or any Related Company, adjustment under Code Section 415 shall be made in the following order:

(1)                                  first, employee deferred pay contributions made pursuant to a Participant’s Compensation reduction election under Section 4.1 hereof shall be reduced;

(2)                                  second, profit sharing contributions made pursuant to Section 5.1 hereof shall be reduced;

(3)                                  third, employer base contributions made pursuant to Section 5.1 hereof shall be reduced;

(4)                                  fourth, annual additions under any other defined contribution plan of a Participating Company or a Related Company, other than contributions, if any, made by the Participating Company or Related Company at the election of the Participant, in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced; and

(5)                                  fifth, contributions, if any, made under any other defined contribution plan of a Participating Company or a Related Company by the Participating Company or Related Company at the election of the Participant in lieu of cash compensation pursuant to Code Section 401(k), shall be reduced.

In lieu of the foregoing, the Plan Administrator and the Participant may agree to an alternative order for reduction of the Participant’s annual benefits and Annual Additions.

Notwithstanding the foregoing, effective December 1, 2007, if a Participant has excess Annual Additions for a Limitation Year, the Plan may only correct such excess in accordance with the provisions set forth in the Employee Plans Compliance Resolution System (“EPCRS), as set forth in Revenue Procedure 2006-27 or any other superseding guidance, including but not limited to Revenue Procedure 2008-50 and the preamble to the final Treasury regulations issued under Code Section 415.

21.3             Definitions.  For purposes of calculating the maximum allowable amounts under Section 21.1 hereof, a Participant’s “Annual Additions” and “Limitation Year” shall have the same meaning as that set forth in Article 2 hereof and his “Testing Compensation” shall have the same meaning as set forth in Article 2 hereof, provided that such amounts are paid and includible in gross income during the Limitation Year being tested.  Notwithstanding the foregoing, the Testing Compensation of a Participant who experiences a severance from employment shall include the following amounts, to the extent said amounts are paid by the later of 2½ months following his severance or the end of the Limitation Year in which his severance occurred:  (i) regular pay received after severance of employment that would have been paid to the Participant had no severance occurred; (ii) payments for unused sick, vacation or other leave that could have been used had no severance occurred; (iii) payments from unfunded nonqualified deferred compensation plans to the extent they would have been paid at the same time had no severance occurred and would have been includible in the Participant’s gross income at that time; (iv) salary continuation payments for Participants during Military Service to the extent such payments do not exceed the amounts the Participant would have received had he performed services for the Participating Company or a Related Company; or (v) salary continuation payments during periods of a Participant’s Disability.  No other payments made following a Participant’s severance from employee may be considered Testing Compensation, even if paid within the time period described above.”

IN WITNESS WHEREOF, Sealy Corporation, by its appropriate officer duly authorized, has caused this Amendment No. 1 to be executed as of the 8th day of May , 2009.

SEALY CORPORATION

(“Company”)

By:	/s/ Carmen J. Dabiero